Exhibit 2.1
Lelantos Holdings Articles of Merger

K29446

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

900397281509

NOV 1 4 2022

11/15/22--01015--017 **

FEB 06

COVER LETTER

TO: Amendment Section
Division of Corporations

SUBJECT: Lelantos Holdings, Inc.
Name of Surviving Entity

The enclosed Articles of Merger and fee are submitted for filing.

Please return all correspondence concerning this matter to following:

Jody Walker
Contact Person

J.M. Walker & Associates
Firm/Company

7841 South Garfield Way
Address

Centennial, CO 80122
City/State and Zip Code

jmwlkr85@gmail.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Jody Walker — At (303) 850-7637
Name of Contact Person — Area Code & Daytime Telephone Number

■ Certified copy (optional) $8.75 **(Please send an additional copy of your document if a certified copy is requestec**

Mailing Address:
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address:
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

IMPORTANT NOTICE: Pursuant to s.607.1622(8), F.S., each party to the merger must be active an current in filing its annual report through December 31 of the calendar year which this articles of me are being submitted to the Department of State for filing.

ARTICLES OF MERGER

The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, Florida Statutes.

FIRST: The name and jurisdiction of the **surviving** entity:

Name	Jurisdiction	Entity Type	Document Numt (If known/ applicable)
Lelantos Holdings, Inc.	FL	Corporation	K29446

SECOND: The name and jurisdiction of each **merging** eligible entity:

Name	Jurisdiction	Entity Type	Document Numbe (If known/ applicable)
Lelantos Holdings Incorporated	NV	Corporation	E13790362021-1

THIRD: The merger was approved by each domestic merging corporation in accordance with s.607.1101(1)(b), F.S., by the organic law governing the other parties to the merger.

FOURTH: Please check one of the boxes that apply to surviving entity:

☑ This entity exists before the merger and is a domestic filing entity.

☐ This entity exists before the merger and is not authorized to transact business in Florida.

☐ This entity exists before the merger and is a domestic filing entity, and its Articles of Incorporation are bein amended as attached.

☐ This entity is created by the merger and is a domestic corporation, and the Articles of Incorporation are attac

☐ This entity is a domestic eligible entity and is not a domestic corporation and is being amended in connectio this merger as attached.

☐ This entity is a domestic eligible entity being created as a result of the merger. The public organic record of t survivor is attached.

☐ This entity is created by the merger and is a domestic limited liability limited partnership or a domestic limit liability partnership, its statement of qualification is attached.

FIFTH: Please check one of the boxes that apply to domestic corporations:

☑ The plan of merger was approved by the shareholders and each separate voting group as required.

☐ The plan of merger did not require approval by the shareholders.

SIXTH: Please check box below if applicable to foreign corporations

☑ The participation of the foreign corporation was duly authorized in accordance with the corporation's organic laws.

SEVENTH: Please check box below if applicable to domestic or foreign non corporation(s).

☑ Participation of the domestic or foreign non corporation(s) was duly authorized in accordance with each of suc eligible entity's organic law.

EIGHTH: If other than the date of filing, the delayed effective date of the merger, which cannot be prior to nor mo than 90 days after the date this document is filed by the Florida Department of State:

November 22, 2022

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not t listed as the document's effective date on the Department of State's records.

NINTH: Signature(s) for Each Party:

Name of Entity/Organization:	Signature(s):	Typed or Printe Name of Individu
Lelantos Holdings, Inc.		Nathan Puer
Lelantos Holdings Incorporated		Nathan Puer

Corporations:	Chairman, Vice Chairman, President or Officer *(If no directors selected, signature of incorporator.)*
General partnerships:	Signature of a general partner or authorized person
Florida Limited Partnerships:	Signatures of all general partners
Non-Florida Limited Partnerships:	Signature of a general partner
Limited Liability Companies:	Signature of an authorized person